Exhibit 3.1




                                   Exhibit 3.1
            Certificate of Incorporation of Golden Enterprises, Inc.
                   (originally known as "Golden Flake, Inc.')
                             dated December 11, 1967












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                          CERTIFICATE OF INCORPORATION
                                       OF
                               GOLDEN FLAKE, INC.




                  FIRST. The name of the corporation is GOLDEN FLAKE, INC.


                  SECOND. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                  THIRD. The nature of the business or purposes to be conducted or promoted is:

                  To buy, sell, and manufacture food and food products and containers, to pack and process food and food products of any kind or description whatsoever, and to hold, improve, rent, lease or deal with same in any lawful manner whatsoever, and to sell or otherwise part with the title to any part or parts of all of the property acquired by said corporation in any lawful way whatsoever; to act as agent, broker, factor or any other lawful capacity, for any other corporation or corporations, or person or persons for hire, commission, or any other lawful way; to engage in or conduct any mercantile, manufacturing, mining, prospecting, or any other lawful business or enterprise; to guarantee and endorse the debts and obligations of others.


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                  To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

                  To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

                  To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

                  To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, chooses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.



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                  To  borrow  or raise  moneys  for any of the  purposes  of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.



                  To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.





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                  In  general,  to  possess  and  exercise  all the  powers  and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the corporation.

                  The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.


                  FOURTH. The total number of shares of stock which the corporation shall have authority to issue is two million (2,000,000) of which stock one million four hundred thousand (1,400,000) shares of the par value of One Dollar ($1.00) each, amounting in the aggregate to One Million Four Hundred Thousand Dollars ($1,400,000.00) shall be Class A Common stock and of which six hundred thousand (600,000) shares of the par value of One Dollar ($1.00) each, amounting in the aggregate to Six Hundred Thousand Dollars ($600,000.00) shall be Class B Common stock.


                  The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof are as follows:

                  The Class B Common stock shall consist of three series designated B 1 Common stock, B 2 Common stock and B 3 Common stock.


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                  The B 1 Common  stock shall  consist of two  hundred  thousand
(200,000) shares and shall at the option of the corporation or at the option of the respective holders be convertible after three (3) years from the date of issue, into fully paid and non-assessable shares of Class A Common stock, upon the surrender to the corporation of the certificates for B 1 Common stock so to be converted, duly endorsed in blank for transfer, in the ratio of one (1) share of B 1 Common stock for one (1) share of Class A Common stock.

                  The B 2 Common stock shall consist of two hundred thousand (200,000) shares and shall at the option of the corporation or at the option of the respective holders be convertible after six (6) years from the date of issue, into fully paid and non-assessable shares of Class A Common stock, upon the surrender to the corporation of the certificates for B 2 Common stock so to be converted, duly endorsed in blank for transfer, in the ratio of one (1) share of B 2 Common stock for one (1) share of Class A Common stock.

                  The B 3 Common stock shall consist of two hundred thousand (200,000) shares and shall at the option of the corporation or at the option of the respective holders be convertible after nine (9) years from the date of issue, into fully paid and non-assessable shares of Class A Common stock, upon the surrender to the corporation of the certificates for B 3 Common stock so to be converted, duly endorsed in blank for transfer, in the ratio of one (1) share of B 3 Common stock for one (1) share of Class A Common stock.



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                  The holders of the Class B Common  stock shall not be entitled to dividends. When, as and if declared by the Board of Directors of the corporation, and payable at such time or times as the Board of Directors may determine, any dividend declared by the Board of Directors shall be declared and paid upon the outstanding shares of Class A Common stock.

                  In the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, all assets and funds of the corporation available for distribution to its stockholders shall be distributed and paid over to the holders of the Class A Common stock and Class B Common stock in equal amounts per share and without preference or priority of one class of stock over the other.

                  The Class A Common stock and the Class B Common stock shall have equal voting power.

                  FIFTH. The name and mailing address of each incorporator is as follows:


                  NAME                               MAILING ADDRESS

         B.J.  Consono                         100 West Tenth Street
                                               Wilmington, Delaware

         F.J.  Obara,   Jr.                    100  West Tenth  Street
                                               Wilmington, Delaware

         A.D.  Grier                           100 West Tenth Street
                                               Wilmington, Delaware


                  SIXTH. The corporation is to have perpetual existence.

                  SEVENTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

                           To  make,   alter  or  repeal  the   by-laws  of  the
corporation.


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                           To authorize  and cause to be executed  mortgages and
         liens upon the real and personal property of the corporation.


                           To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

                           By a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

                           When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.


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                  EIGHTH.  Whenever a  compromise  or  arrangement  is  proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                  NINTH. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.



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                  TENTH.  The  corporation  reserves the right to amend,  alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


                  ELEVENTH. This certificate of incorporation shall be effective on December 22, 1967.


                  WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 11th day of December, 1967.




                                                     /S/ B. J. CONSONO
                                                     --------------------------


                                                     /S/ F. J. OBARA, JR.
                                                    ---------------------------



                                                     /S/ A. D. GRIER

                                                    ---------------------------




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STATE OF DELAWARE                           )
                                            )
COUNTY OF NEW CASTLE                        )



        BE IT REMEMBERED that on this 11th day of December, A. D. 1967, personally came before me, a Notary Public for the State of Delaware, B. J. Consono, F. J. Obara, Jr. and A. D. Grier, all of the parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts stated therein are true.

                  GIVEN under my hand and seal of office the day and year aforesaid.

                                     /S/ A. DANA  ATWELL
                                     ---------------------------------------
                                            Notary  Public

A. DANA ATWELL NOTARY PUBLIC
APPOINTED OCT. 28, 1967
STATE OF DELAWARE
TERM TWO YEARS




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